UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seanergy Maritime Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
154 Vouliagmenis Avenue 166 74 Glyfada Athens, Greece	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class B Warrants	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333- 221058 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION INCLUDED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant's Securities to be Registered.
The securities to be registered by Seanergy Maritime Holdings Corp. (the "Registrant") hereby are the Registrant's Class B Warrants ("Class B Warrants").  The description of the Class B Warrants is contained in the section entitled "Description of Capital Stock— Securities Offered in this Offering" in the Registrant's prospectus forming part of the Registrant's Registration Statement on Form F-1 (File No. 333- 221058), as amended (the "Registration Statement"), which Registration Statement was initially filed with the U.S. Securities and Exchange Commission (the "Commission") on October 20, 2017, as such description is subsequently amended by any amendment to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, in connection with such Registration Statement.  Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that includes such description, are hereby incorporated by reference herein.
Item 2.          Exhibits.
The following have been filed as exhibits to this registration statement and are incorporated herein by reference:
Exhibit No.	DeDescription
4.1
Form of Class B Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 9 to the Registration Statement filed on May 2, 2019).

4.2	Form of Class B Warrant Certificate (incorporated by reference to Exhibit A to Exhibit 4.2 to Amendment No. 9 to the Registration Statement filed on May 2, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 9, 2019	SEANERGY MARITIME HOLDINGS CORP.

	By:	/s/ Stamatios Tsantanis
	Name:	Stamatios Tsantanis
	Title:	Chief Executive Officer